Earnings Conference Call
                                                                                        Exhibit 99.3
May 8, 2009

Forward Looking Statements
 Any forward-looking statements made in this web cast are subject to the safe harbor provisions of the Private Securities Litigation
 Reform Act of 1995. Actual results could differ materially
 because of issues and uncertainties that need to be considered in evaluating our financial outlook. We assume no obligation to update publicly any forward-looking statements. Issues and
 uncertainties that are of particular significance at this time relate to global competitive pricing, customer financial stability, customer schedule volatility, potential declines in the production of cars and light trucks, and the successful completion of our strategic and operating plans. Please refer to the company’s
 SEC filings, including our Annual Report on Form 10-K, for a complete write-up on forward-looking statements and risk factors.

Significant Events of Q1 2009 &
Subsequent
▪ Lowest quarterly volume sales level since 1992
 – Units were 55% lower than prior year
 – Revenue was 63% lower, including reduction in aluminum pass-
   through
▪ Prolonged shutdowns announced by GM
▪ Chrysler declared bankruptcy April 30
▪ Closure of Van Nuys, California facility,
 announced January 2009 to be completed June
 2009

Adjustments Taken Q1 2009
▪ Deferred Tax Asset Valuation $25.3M
▪ Impairment of Fayetteville Production
 Assets $8.9M
▪ Gas Contracts mark-to-market
 – Update to Pittsburg and Van Nuys Contracts
         $442K
 – Arkansas Gas Contracts $3.4M
▪ Severance totaled $2.3M

Cash Balance Increased by $16M in Q1 2009
Balance Sheet
▪ Generated positive cash flow from operations
 of $23M during the quarter
▪ AR collections stable during Q1;
 – Reduced by $24M from year-end, mainly due to lower sales
 – Improved Aging - Reserve for Bad Debts reduced by $900,000
 – Chrysler (U.S., Canada & Mexico) receivable on May 1, 2009 was
     $10M
▪ Maintained strong current ratio of 4.9:1 at
 March 29, 2009

1st Quarter Overview

Non-Operating Items Impacting Q1
2009 Profitability

Summary Balance Sheets

Summary Cash Flow Statements

We are positioning for the future!
Conclusion
▪ Volumes were shockingly low in Q1 2009
▪ Market conditions not expected to improve
 near-term
▪ Swift action to reduce costs - continue to
 evaluate “the right size”
▪ In this environment, “Cash is King”